UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

CBAK ENERGY TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 6, 2021

To the Stockholders of CBAK ENERGY TECHNOLOGY, INC.:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of CBAK Energy Technology, Inc., a Nevada corporation (the “Company”) that will be held on Monday, December 6, 2021, at 9:00 a.m., local time, at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, 116450, China.

We are now filing this proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in order to provide the disclosures required by the rules and regulations of the SEC in connection with the Annual Meeting, which will be held for the following purposes:

1.	To elect five (5) persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the appointment of Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	To approve an amendment to the Company’s Articles of Incorporation to authorize 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”) of the Company, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors from time to time; and

4.	To transact such other business as may properly come before the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice or made available over the Internet. We are not aware of any other business to come before the Annual Meeting.

Only stockholders of record at the close of business on October 8, 2021 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof.

It is important that your shares are represented at the Annual Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Annual Meeting in person, please vote your shares promptly by casting your vote via the Internet or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy or voter instructions, please complete, sign, date, and return your proxy or vote instruction form in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may revoke your vote by submitting a subsequent vote over the Internet or by mail before the Annual Meeting, or by voting in person at the Annual Meeting.

If you plan to attend the Annual Meeting, please notify us of your intentions. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials that is being mailed to you and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it. This will enable you to gain admission to the Annual Meeting and vote in person.

By Order of the Board of Directors,

/s/ Yunfei Li
Chairman

October _____, 2021

CBAK ENERGY TECHNOLOGY, INC.

BAK Industrial Park,

Meigui Street, Huayuankou Economic Zone,

Dalian City, 116450, China

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of CBAK Energy Technology, Inc., a Nevada corporation (the “Company” or “we”), for the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at 9:00 a.m., local time, on Monday, December 6, 2021, and at any adjournment(s) or postponement(s) thereof, at the principal executive offices of the Company, located at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, 116450, China.

The approximate date on which the Proxy Statement and the accompanying notice and form of proxy are intended to be sent or made available to stockholders is on or about ______, 2021.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

Our records indicate that you owned your shares of Company common stock, par value $0.001 per share (the “Common Stock”) at the close of business on October 8, 2021 (the “Record Date”). You have been sent this Proxy Statement and the enclosed proxy because the Company is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting on the proposals described in this Proxy Statement.

What proposals will be voted at the Annual Meeting?

The following proposals will be voted on at the Annual Meeting:

(1)	The election of five (5) persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office (Proposal 1);

(2)	The ratification of the appointment of Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2).

(3)	The approval of an amendment to the Company’s Articles of Incorporation to authorize 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”) of the Company, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors from time to time (Proposal 3).

We will also consider any other business that properly comes before the Annual Meeting or at any postponement or adjournment of the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their judgment.

What are the recommendations of the Board of Directors?

Our Board of Directors unanimously recommends that you vote:

(1)	“For” the election of the nominated directors (Proposal 1); and

(2)	“For” the ratification of the appointment of Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2); and

(3)	“For” the approval of an amendment to the Company’s Articles of Incorporation to authorize 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”) of the Company, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors from time to time (Proposal 3).

Will there be any other items of business on the agenda?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Annual Meeting or at any postponement or adjournment of the Annual Meeting. Those persons intend to vote that proxy in accordance with their judgment. If for any reason any of the nominees are not available as candidates for director, and our Board of Directors has not reduced the authorized number of directors on our Board of Directors, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Who is entitled to vote at the Annual Meeting?

All owners of our Common Stock as of the close of business on the Record Date are entitled to vote their shares of Common Stock at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, a total of 88,411,184 shares of Common Stock are outstanding and eligible to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. The enclosed proxy card or voting instruction card shows the number of shares you are entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with the Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we encourage you to vote either by Internet or by filling out and returning the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as a proposal to ratify an independent registered public accounting firm (Proposal 2). However, absent instructions from the beneficial owners of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as Proposals 1 and 3. We strongly encourage you to vote.

How do I vote?

Your shares may only be voted at the Annual Meeting if you are present in person or are represented by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure that your shares will be represented.

You may vote using any of the following methods:

●	By Internet. You may vote by using the Internet in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials. The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

●	By Mail. Stockholders of record of Common Stock as of the Record Date may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the five nominees to the Board of Directors (Proposal 1), “FOR” the ratification of Centurion ZD CPA & Co. as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal 2), and “FOR” the adoption of an amendment to the Company’s Articles of Incorporation to authorize 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”) of the Company, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors from time to time (Proposal 3). Stockholders who hold shares beneficially in street name and have requested to receive printed proxy materials may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

●	In person at the Annual Meeting. Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting or at any postponement or adjournment of the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail or Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by the Internet, you may revoke your proxy with a later Internet proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you are a beneficial owner, you may vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Who may attend the Annual Meeting?

All stockholders that were stockholders of the Company as of the Record Date, or their authorized representatives, may attend the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis. If your shares are held in the name of a brokerage firm, bank, dealer or other similar organization that holds your shares in “street name” and you plan to attend the Annual Meeting, you should obtain a legal proxy from the broker, bank or nominee that holds your shares to ensure your admission.

What constitutes a quorum and how will votes be counted?

The Annual Meeting will be held if a quorum, consisting of thirty-three and one-third percent (33-1/3%) of the outstanding shares of Common Stock entitled to vote as of the Record Date, is represented in person or by proxy. Abstentions and broker “non-votes” will be counted for purposes of determining a quorum.

A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange, absent instructions from the beneficial owners, banks and brokers who hold shares in street name for beneficial owners have the authority to vote only on routine corporate matters, such as the ratification of the appointment of Centurion ZD CPA & Co. as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal 2) without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters, such as the uncontested election of our directors (Proposal 1) and the vote to approve an amendment to the Company’s Articles of Incorporation to authorize 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”) of the Company, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors from time to time (Proposal 3).

Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting or any postponement or adjournment of the Annual Meeting, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares may not be voted on these “non-routine” matters and the effect of a broker non-vote varies depending on the vote required with respect to an individual proposal.

How are proxies being solicited and who will pay for the solicitation of proxies?

This proxy solicitation is being made by the Company on behalf of the Board of Directors of the Company and will be paid for by the Company. We will reimburse brokerage firms, banks and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and regular employees personally or by telephone, facsimile or electronic mail. No additional compensation will be paid to these persons for such services.

I am a stockholder, and I only received a copy of the Notice of Internet Availability of Proxy Materials (“Notice”) in the mail. How may I obtain a full set of the proxy materials?

In accordance with the “notice and access” rules of the SEC, we may furnish proxy materials, including this Proxy Statement, to our stockholders of record and beneficial owners of shares by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, these proxy materials, stockholders may contact:

Corporate Secretary

CBAK Energy Technology, Inc.

BAK Industrial Park,

Meigui Street, Huayuankou Economic Zone,

Dalian City, 116450, China

Telephone: 86-411-39185985; Fax: 86-411-39185980

E-mail: ir@cbak.com.cn

Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Whom should I contact with other questions?

You may obtain information from us by making a request by telephone or in writing at the address of our Corporate Secretary set forth above.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to Be Held on December 6, 2021:

The Notice of Annual Meeting of Stockholders, Proxy Statement and 2020 Annual Report are available at http://onlineproxyvote.com/CBAK/

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of the close of business on the Record Date for: (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each named executive officer, (iii) each of our directors and nominees, and (iv) all of our named executive officers and directors as a group:

Names of Management and Names of Certain Beneficial Owners (1)	Amount and Nature of Beneficial Ownership (1)
	Number (2)	Percent (3)
Officers and Directors
Yunfei Li (5) (7) (9) (13)	10,860,039	12.28%
J. Simon Xue (6) (10)	43,332	*
Martha C. Agee (4) (10)	43,332	*
Jianjun He (4) (10)	43,332	*
Xiangyu Pei (12)	177,983	*
All executive officers and directors as a group (5 persons)	11,168,018	12.63%
Principal Stockholders
Dawei Li (7) (9)	6,733,359	7.62%
Asia EVK Energy Auto Limited (8) (9) (13)	8,402,615	9.50%
Ping Shen (11) (13) (14)	8,668,983	9.81%

*	Denotes less than 1% of the outstanding shares of Common Stock.

(1)	The number of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the Record Date, through the exercise or conversion of any stock option, convertible security, warrant or other right (a “Presently Exercisable” security). Including those shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

(2)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of Common Stock listed as owned by that person or entity.

(3)	A total of 88,411,184 shares of Common Stock are considered to be outstanding on the Record Date. For each beneficial owner above, any Presently Exercisable securities of such beneficial owner have been included in the denominator, pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

(4)	On June 30, 2015, each of our independent directors then was granted 30,000 restricted shares of the Company’s Common Stock, under the 2015 Plan. The restricted shares vest over a three-year period in 12 equal quarterly installments with the first vesting date on June 30, 2015.

(5)

On June 30, 2015, Mr. Yunfei Li was granted 30,000 restricted shares of the Company’s Common Stock, under the 2015 Plan. The restricted shares vest over a three-year period in 12 equal quarterly installments with the first vesting date on June 30, 2015. On April 19, 2016, pursuant to the 2015 Plan, the Company granted Mr. Li an aggregate of 150,000 restricted shares of the Company’s Common Stock. The restricted shares vest semi- annually in 6 equal installments over a three-year period with the first vesting on December 31, 2016. On February 17, 2017, we signed a letter of understanding with each of eight individual investors, including our CEO, Mr. Yunfei Li, whereby these stockholders agreed in principle to subscribe for new shares of our Common Stock totaling $10 million. The issue price would be determined with reference to the market price prior to the issuance of new shares. In January 2017, the stockholders paid us a total of $2.1 million as refundable deposits, among which, Mr. Yunfei Li agreed to subscribe new shares totaling $1.12 million and pay a refundable deposit of $0.2 million. In April and May 2017, we received cash of $9.6 million from these stockholders. On May 31, 2017, we entered into a securities purchase agreement with these investors, pursuant to which we agreed to issue an aggregate of 6,403,518 shares of Common Stock to these investors, at a purchase price of $1.50 per share, for an aggregate price of $9.6 million, including 746,018 shares were issued to Mr. Yunfei Li, our CEO. On June 22, 2017, we issued the shares to the investors.

On August 23, 2019, pursuant to the 2015 Plan, the Company granted Mr. Li an aggregate of 400,000 restricted share units of the Company’s Common Stock. The share units vest semi-annually in 6 equal installments over a three-year period with the first vesting on September 30, 2019.

(6)	On April 19, 2016, pursuant to the 2015 Plan, the Company granted Dr. Xue an aggregate of 30,000 restricted shares of the Company’s Common Stock. The restricted shares vest semi-annually in 6 equal installments over a three-year period with the first vesting on December 31, 2016.

(7)	On January 7, 2019, we entered into a cancellation agreement with Mr. Yunfei Li and Mr. Dawei Li, who loaned an aggregate of approximately $5.2 million (the “First Debt”) to the Company’s subsidiary, Dalian CBAK Power Battery Co., Ltd (“CBAK Power”). Pursuant to the terms of the cancellation agreement, the creditors agreed to cancel the First Debt in exchange for an aggregate of 5,098,040 shares of Common Stock of the Company at an exchange price of $1.02 per share. According to the amount of loan, 3,431,373 and 1,666,667 shares were issued to Mr. Dawei Li and Mr. Yunfei Li, respectively. Upon receipt of the shares, the creditors released the Company from any claims, demands and other obligations relating to the First Debt.

(8)	On April 26, 2019, we entered into a cancellation agreement with Mr. Jun Lang, Ms. Jing Shi and Asia EVK Energy Auto Limited (“Asia EVK”), who loaned an aggregate of approximately $5.4 million to CBAK Power (the “Second Debt”). Pursuant to the terms of the cancellation agreement, the creditors agreed to cancel the Second Debt in exchange for an aggregate of 5,205,905 shares of Common Stock of the Company at an exchange price of $1.1 per share. According to the amount of loan, 300,534, 123,208 and 4,782,163 shares were issued to Mr. Jun Lang, Ms. Jing Shi and Asia EVK, respectively. Upon receipt of the shares, the creditors released the Company from any claims, demands and other obligations relating to the Second Debt.

(9)	On July 26, 2019, we entered into a cancellation agreement with Mr. Dawei Li, Mr. Yunfei Li and Asia EVK, who loaned an aggregate of approximately $7.1 million to CBAK Power (collectively, the “Third Debt” and “Fourth Debt”). Pursuant to the terms of the cancellation agreement, the creditors agreed to cancel the Third Debt and Fourth Debt in exchange for an aggregate of 7,092,219 shares of Common Stock of the Company at an exchange price of $1.05 per share. According to the amount of loan, 1,384,717, 2,938,067 and 2,769,435 shares were issued to Mr. Dawei Li, Mr. Yunfei Li and Asia EVK, respectively. Upon receipt of the shares, the creditors released the Company from any claims, demands and other obligations relating to the Third Debt and Fourth Debt.

(10)	On August 23, 2019, pursuant to the 2015 Plan, each of our independent directors then was granted 20,000 restricted share units of the Company’s Common Stock. The share units vest semi-annually in 6 equal installments over a three-year period with the first vesting on September 30, 2019.

(11)	On October 14, 2019, we entered into a cancellation agreement with Mr. Shangdong Liu, Mr. Shibin Mao, Ms. Lijuan Wang and Mr. Ping Shen, who loaned an aggregate of approximately $4.2 million to CBAK Power (the “Fifth Debt”) and the unpaid earnest money of approximately $1.0 million. Pursuant to the terms of the cancellation agreement, the creditors agreed to cancel the Fifth Debt and convert the unpaid earnest money in exchange for an aggregate of 8,599,717 shares of Common Stock of the Company at an exchange price of $0.6 per share. According to the amount of loan, 528,053, 3,536,068, 2,267,798 and 2,267,798 shares were issued to Mr. Shangdong Liu, Mr. Shibin Mao, Ms. Lijuan Wang and Mr. Ping Shen, respectively. Upon receipt of the shares, the creditors released the Company from any claims, demands and other obligations relating to the Fifth Debt and the unpaid earnest money.

(12)	On April 19, 2016, Ms. Pei was granted 50,000 restricted shares under the 2015 Plan. Such shares vest semi-annually in 6 equal installments over a three-year period with the first vesting on December 31, 2016. On August 23, 2019, pursuant to the 2015 Plan, the Company granted Ms. Pei an aggregate of 180,000 restricted share units of the Company’s Common Stock. The share units vest semi-annually in 6 equal installments over a three-year period with the first vesting on September 30, 2019.

(13)	On April 27, 2020, the Company entered into a cancellation agreement with Mr. Yunfei Li, Mr. Ping Shen and Asia EVK (the creditors), who loaned an aggregate of approximately $4.3 million to CBAK Power (the “Sixth Debt”). Pursuant to the terms of the cancellation agreement, Mr. Yunfei Li, Mr. Ping Shen and Asia EVK agreed to cancel the Sixth Debt in exchange for 2,062,619, 4,714,557 and 2,151,017 shares of Common Stock, respectively, at an exchange price of $0.48 per share. Upon receipt of the shares, the creditors released the Company from any claims, demands and other obligations relating to the Sixth Debt. The cancellation agreement contains customary representations and warranties of the creditors.

(14)	4,331,110 of these shares have been pledged as collateral to LFG Luxembourg Capital Partners Ltd, through its wholly-owned subsidiary LuxFin Asset Group Ltd, to secure a loan to Mr. Ping Shen in the principal amount of $7.9 million.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL 1. - ELECTION OF DIRECTORS

Our Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board of Directors are kept informed of the Company’s business by participating in Board of Directors and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

Effective December 8, 2006, Article V of our articles of incorporation was amended so that the number of our directors shall be determined in accordance with our Bylaws instead of in accordance with provisions contained in our articles of incorporation. At the Annual Meeting, five (5) directors will be elected, each to hold office until the next annual meeting of stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board of Directors at the Annual Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be duly designated by the proxy holders or by the present Board of Directors or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. To be elected, each of the five nominees proposed for election as directors at the Annual Meeting must receive at least a plurality of the votes cast at the Annual Meeting.

Director Selection

There have been no material changes to the procedures by which stockholders may recommend nominees to our Board of Directors since such procedures were last disclosed. As provided in its Charter, the Nominating and Corporate Governance Committee of the Company’s Board of Directors is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election as directors. The Nominating and Corporate Governance Committee considers recommendations for director nominees, including those submitted by the Company’s stockholders, on the bases described below. Stockholders may recommend nominees by writing to the Nominating and Corporate Governance Committee c/o the Secretary at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, 116450, China; via email at IR@cbak.com.cn; or via fax at (86)411-39185980. Stockholder recommendations will be promptly provided to the chairman of the Nominating and Corporate Governance Committee. To be considered by the Nominating and Corporate Governance Committee for inclusion in the proxy for the 2022 annual meeting, recommendations must be received by the Secretary of the Company not later than the close of business on December 31, 2021.

In identifying and evaluating nominees, the Nominating and Corporate Governance Committee may consult with the other Board members, management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating and Corporate Governance Committee assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board’s criteria and needs. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee may take into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business and technology; the international nature of the Company’s operations; educational and professional background; and personal accomplishment. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. The Nominating and Corporate Governance Committee also ensures that a majority of nominees would be “independent directors” as defined under the applicable rules of the SEC and The NASDAQ Stock Market LLC (“NASDAQ”). For a description of the qualifications that the Nominating and Corporate Governance Committee seeks in potential nominees, please see “Director Qualifications” below.

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position/s	Director Since
Yunfei Li	55	Chairman, President and Chief Executive Officer	March 2016
Jianjun He	49	Director	November 2013
J. Simon Xue	67	Director	February 2016
Martha C. Agee	66	Director	November 2012
Xiangyu Pei	32	Director	September 2021

Director Qualifications

Qualifications, Attributes, Skills and Experience to be Represented on the Board of Directors as a Whole

In its assessment of each potential candidate, including those recommended by stockholders, the Nominating and Corporate Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board of Directors. The Nominating and Corporate Governance Committee also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board of Directors and the Nominating and Corporate Governance Committee require that each Director be a recognized person of high integrity with a proven record of success in his or her field. Each Director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all Directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in various countries and in significant areas of future growth located outside of the United States. Accordingly, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. In addition, the Company’s business is multifaceted and involves complex financial transactions. Therefore, the Board believes that the Board should include some Directors with a high level of financial literacy and some Directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board.

The Board of Directors and the Nominating and Corporate Governance Committee do not have a specific diversity policy, but consider diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Biographical Information and Summary of Qualifications of Nominees for Director

Yunfei Li has served as the chairman of our board, our president and chief executive officer since March 1, 2016. Mr. Li has more than 20 years management experience in industries of real estate development, battery and new energy. Since May 2014, he has been Vice President of the Company’s subsidiary, CBAK Power in charge of the company’s construction of manufacturing facilities, government relationship and development of new customers. From May 2010 to May 2014, Mr. Li held management positions of various new energy development and real estate development companies in China. Prior to that, he was Director of Construction Department, Director of Comprehensive Management Department and Assistant to President of Shenzhen BAK Battery Co., Ltd., a former subsidiary of the Company, from March 2003 to May 2010. Mr. Li holds a bachelor’s degree in Civil Engineering from Liao Yuan Vocational Technical College.

Director Qualifications: Mr. Li has extensive senior management experience in the industry in which we operate and has held management positions of various new energy development and real estate development companies in China.

Jianjun He has served as our director since November 4, 2013. Mr. He has more than 16-year experience in accounting and finance and is an associate member of the Chinese Institute of Certificate Public Accounts. Mr. He has been the Managing Director of Jilin Cybernaut Lvke Investment and Management Co., Ltd., an investment consulting firm in China, since January 1, 2013. From June 30, 2009 to December 31, 2012, Mr. He served as the Chief Financial Officer of THT Heat Transfer Technology, Inc. (Nasdaq: THTI) (“THT Heat”), a provider of heat exchangers and heat exchange solutions in China. Mr. He was the Chief Financial Officer of Siping City Juyuan Hanyang Plate Heat Exchanger Co. Ltd, a wholly owned subsidiary of THT Heat from 2007 to December 2012. From 1999 to 2007, Mr. He worked as senior financial officer in Jilin Grain Group, a state-owned enterprise engaged in the grain processing and trading business. Mr. He graduated from Changchun Taxation College in 1995 with a Bachelor’s degree in Auditing and obtained a Master’s degree from Jilin University in 2005.

Director Qualifications: Mr. He, Chair of the Nominating and Corporate Governance Committee, has more than 15-year experience in accounting and finance and is an associate member of the Chinese Institute of Certificate Public Accounts. He also has more than three years’ experience acting as CFO of a Nasdaq listed company.

J. Simon Xue has served as our director since February 1, 2016. Dr. Xue has approximately 40 years of experience in nuclear chemistry, solid state chemistry, superconductivity and materials for Lithium ion batteries. Within his research career, he has spent 21 years in the research and development of Lithium ion battery. Dr. Xue is currently the Senior Director of National Institute for Low-&-Clean Energy in China and a member of National “Thousand Talent” Plan and a member of Expert Committee for “Chinese Industrial Association of Power Sources.” Prior to that, Dr. Xue was a director of Altair Nanotechnologies Inc., a Delaware company, between August 2011 and April 2012. From 2010 to 2011, he served as the chief executive officer of Yintong Energy Co., Ltd., a subsidiary of Canon Investment Holdings Ltd. Dr. Xue has also held positions at Ultralife, Duracell, B&K Electronics Co., Ltd., Valence Energy-Tech (Suzhou) Co., A123 Systems Inc. and International Battery Inc. He enjoys an extensive reputation in the whole product chain of lithium ion battery in China, including materials, equipment, cell manufacturing and testing. He has authored or co-authored over 50 scientific articles, 12 patents relevant to battery chemistry and materials and participated, presented and hosted more than 30 battery or material related international conferences. Dr. Xue completed his Ph.D. program in Solid State Chemistry in McMaster University in 1992.

Director Qualifications: Dr. Xue, Chair of the Compensation Committee, has approximately 40 years of experience in nuclear chemistry, solid state chemistry, superconductivity and materials for Lithium ion batteries. Within his research career, he has spent 21 years in the research and development of Lithium ion battery.

Martha C. Agee has served as our director since November 15, 2012. Since 1997, Ms. Agee has been a senior lecturer of business law at Hankamer School of Business of Baylor University where she teaches courses in the Legal Environment of Business, International Business Law, and Healthcare Law & Ethics for graduate and undergraduate students. Prior to that, Ms. Agee practiced law from 1988 to 1996. Ms. Agee obtained her bachelor’s degree in Accounting in 1976 and Juris Doctorate degree in 1988 from Baylor University.

Director Qualifications: Ms. Agee, Chair of the Audit Committee, was previously Certified Public Accountant, worked as Chief Accountant for a political sub-division for five and a half years and worked as Supervisor of Accounting for a large retail chain with the responsibilities included hiring, training, and supervision of accounting staff; preparation and analysis of 17 monthly financial statements and quarterly consolidated financial statements; budgeting, and internal auditing.

Xiangyu Pei has served as our Interim Chief Financial Officer since August 23, 2019. Prior to that, Ms. Pei has been the secretary of the Company since 2017. She has also served as the financial controller of the Company’s subsidiary, CBAK Power since 2017. She has been responsible for the auditing, accounting and investor relationship of CBAK Power, as well as assisting in consolidation and financial reporting of the Company. Ms. Pei received a PhD in World Economics from Jilin University in China.

Director Qualifications: Having served with the Company since 2017, Ms. Pei brings to the Board of Directors substantial experience in various aspects of our business and industry and strong management skills.

Each director holds office until the earlier of his or her death, resignation, removal from office by the stockholders, or his or her respective successor is duly elected and qualified. There are no arrangements or understandings between any of our nominees or directors and any other person pursuant to which any of our nominees or directors have been selected for their respective positions. No nominee or director is related to any executive officer or any other nominee or director.

No director of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. There are no family relationships among our directors or officers.

Other than as described above, no director has held any directorship during the past five years with any other public company.

For information as to the shares of the Common Stock held by each nominee, see “Securities Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters – Securities Ownership of Certain Beneficial Owners and Management.”

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Our Board of Directors has determined that each of our non-employee directors, Mr. Xue, Ms. Agee and Mr. He, is an “independent director” as defined by the applicable rules of the SEC and NASDAQ. Each of our non-employee directors serves on the Board’s committees, and therefore all of the members of our board committees are independent as defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. There were and are no transactions, relationships or arrangements not otherwise disclosed in this Proxy Statement that were considered by the Board of Directors under the applicable independence definitions in determining that each of these directors is independent.

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. The Board of Directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board of Directors considered, among other matters, Mr. Yunfei Li’s experience and tenure of having been officers of the Company since 2003, and believed that Mr. Li is highly qualified to act as both Chairman and Chief Executive Officer due to his experience, knowledge, and personality. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board of Directors is that such structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board of Directors’ Role in Risk Oversight

The Board of Directors oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board of Directors seeks to understand and oversee critical business risks. The Board of Directors does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board of Directors. The Board of Directors and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board of Directors, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

●	The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function. The Audit Committee members meet separately with representatives of the Company’s independent auditing firm; and

●	The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

●	The Nominating and Corporate Governance Committee evaluates risk associated with management decisions and strategic direction and reports concerns to the full Board. In addition, this committee evaluates the performance of independent directors and makes suggestions to the full Board concerning director qualifications and number of independent directors. The committee also oversees the Company’s ethics programs, including the Code of Business Ethics and Conduct.

Required Vote

To be elected, each nominee for director must receive at least a plurality of the votes cast at the Annual Meeting (assuming a quorum is present) with respect to that nominee’s election. Abstentions and broker “non-votes” will not be counted as a vote cast with respect to a nominee.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the nominees set forth in Proposal 1.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

Meetings and Committees

Our Board of Directors currently has three standing Committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. Each of the three standing Committees is comprised entirely of independent directors as that term is defined under the NASDAQ listing standards applicable to each of these committees. From time to time, the Board may establish other committees.

During the fiscal year ended December 31, 2020, the Board held two meetings and took action by unanimous written consent four times. Each of our directors serving on the Board during 2020 attended at least 75% of the meetings held by the Board and by the committees on which such director served during 2020. We do not have a policy requiring Board members to attend the annual meeting of our stockholders. Two members of the Board attended our 2020 annual meeting of stockholders.

Each committee acts pursuant to written charters approved by the Board. Each of the charters for our Audit, Compensation and Nominating and Corporate Governance Committees contains a definition for determining whether members of the respective Committee are independent for purposes of that committee. Current copies of these charters are posted on our Internet website at www.cbak.com.cn.

Audit Committee

Our Audit Committee consists of three members: Martha C. Agee, J. Simon Xue and Jianjun He. Pursuant to the determination of our Board of Directors, Ms. Agee serves as the chair of the Audit Committee and as our Audit Committee financial expert as that term is defined by the applicable SEC rules. Each director who has served or is serving on our Audit Committee was or is “independent” as that term is defined under the NASDAQ listing rules for Audit Committee members at all times during their service on such Committee.

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees our accounting and financial reporting processes and the audits of the financial statements of our company. During the fiscal year ended December 31, 2020, the Audit Committee held one meeting and took action by unanimous written consent four times. The Audit Committee is responsible for, among other things:

●	the appointment, compensation, retention and oversight of the work of the independent auditor;

●	reviewing and pre-approving all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditor;

●	reviewing and approving all proposed related-party transactions;

●	discussing the interim and annual financial statements with management and our independent auditors;

●	reviewing and discussing with management and the independent auditor (a) the adequacy and effectiveness of the Company’s internal controls, (b) the Company’s internal audit procedures, and (c) the adequacy and effectiveness of the Company’s disclosure controls and procedures, and management reports thereon;

●	reviewing reported violations of the Company’s code of conduct and business ethics; and

●	reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on the Company or that are the subject of discussions between management and the independent auditors.

Compensation Committee

Our Compensation Committee consists of three members: Martha C. Agee, J. Simon Xue and Jianjun He, with Mr. Xue serving as chair. Each director who has served or is serving on our Compensation Committee was or is “independent” as that term is defined under the NASDAQ listing rules at all times during their service on such Committee. The Compensation Committee did not hold meetings during the fiscal year ended December 31, 2020 but took action by unanimous written consent one time during the fiscal year ended December 31, 2020.

The purpose of our Compensation Committee is to discharge the responsibilities of the Company’s Board of Directors relating to compensation of the Company’s executives, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, if required, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans. Our chief executive officer may not be present at any Compensation Committee meeting during which his compensation is deliberated. The Compensation Committee is responsible for, among other things:

●	reviewing and approving the compensation structure for corporate officers at the level of corporate vice president and above;

●	overseeing an evaluation of the performance of the Company’s executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers;

●	reviewing and approving chief executive officer goals and objectives, evaluate chief executive officer performance in light of these corporate objectives, and set chief executive officer compensation consistent with Company philosophy;

●	making recommendations to the Board regarding the compensation of board members;

●	reviewing and making recommendations concerning long-term incentive compensation plans, including the use of equity-based plans. Except as otherwise delegated by the Board of Directors, the Compensation Committee will act on behalf of the Board of Directors as the “Committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Compensation Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of three members: Martha C. Agee, J. Simon Xue and Jianjun He, with Mr. He serving as chair. Each director who has served or is serving on our Nominating and Corporate Governance Committee was or is “independent” as that term is defined under the NASDAQ listing rules at all times during their service on such Committee. The Nominating and Corporate Governance Committee did not hold meetings during the fiscal year ended December 31, 2020 but took action by unanimous written consent one time during the fiscal year ended December 31, 2020.

The purpose of the Nominating and Corporate Governance Committee is to determine the slate of director nominees for election to the Company’s Board of Directors, to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and to review the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its members. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	annually presenting to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of stockholders, and for appointment to the committees of the Board;

●	annually reviewing the composition of each committee and present recommendations for committee memberships to the Board as needed; and

●	annually evaluating and reporting to the Board of Directors on the performance and effectiveness of the Board of Directors to facilitate the directors fulfillment of their responsibilities in a manner that serves the interests of the Company’s shareholders.

Code of Business Ethics and Conduct

We have adopted a Code of Business Ethics and Conduct relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. A copy of the Code of Business Conduct and Ethics has been filed as Exhibit 14.1 to our Quarterly Report on Form 10-Q filed on August 22, 2006 and is hereby incorporated by reference into this proxy statement. The Code of Business Conduct and Ethics is also available on our website at www.cbak.com.cn. During the fiscal year ended December 31, 2020, there were no amendments to or waivers of our Code of Business Ethics and Conduct. If we effect an amendment to, or waiver from, a provision of our Code of Business Ethics and Conduct, we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on our Internet website at www.cbak.com.cn or via a current report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020

The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” meeting the independence requirements of the Listing Rules of NASDAQ and the SEC. The Board has determined, based upon an interview of Martha Agee and a review of Ms. Agee’s responses to a questionnaire designed to elicit information regarding her experience in accounting and financial matters, that Ms. Agee shall be designated as an “Audit Committee financial expert” within the meaning of SEC Regulation S-K, as Ms. Agee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in her financial sophistication. The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financing reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Within this framework, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2020. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing Standard and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has discussed with the independent registered public accounting firm, Centurion ZD CPA & Co., the independence of that firm and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

/s/ The Audit Committee
Martha C. Agee, Chair
J. Simon Xue
Jianjun He

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

			Stock	Option
Name and Principal Position	Period	Salary ($)(1)	Awards ($)(2)	Awards ($)	Total ($)
Yunfei Li,	Year ended December 31, 2019	128,168	127,000	-	255,168
President, Chief Executive Officer	Year ended December 31, 2020	120,339	120,001	-	240,340

(1)	The amounts reported in this table have been converted from RMB to U.S. dollars based on the average conversion rate between the U.S. dollar and RMB for the applicable fiscal year, or $1.00 to RMB6.9073 (fiscal year 2019 exchange rate) and $1.00 to RMB6.9032 (fiscal year 2020 exchange rate).

(2)	The stock awards consisted of: 1) restricted shares granted on June 30, 2015, which are vested and exercisable in twelve equal quarterly installments with the first vesting date of June 30, 2015 and with a fair value of $3.24, 2) restricted shares granted on April 19, 2016 with a fair value of $2.68 per share, which are vested and exercisable under three types of vesting schedules: First, if the number of restricted shares granted is below 3,000, the shares will vest annually in 2 equal installments over a two-year period with the first vesting on June 30, 2017. Second, if the number of restricted shares granted is larger than or equal to 3,000 and is below 10,000, the shares will vest annually in 3 equal installments over a three-year period with the first vesting on June 30, 2017. Third, if the number of restricted shares granted is above or equal to 10,000, the shares will vest semi-annually in 6 equal installments over a three-year period with the first vesting on December 31, 2016, and 3) restricted shares granted on August 23, 2019 with a fair value of $0.9 per share, which are vested semi-annually in 6 equal installments over a three-year period with the first vesting on September 30, 2019.

Summary of Employment Agreements

The base salary shown in the Summary Compensation Table is described in each named executive officer’s respective employment agreement. The material terms of those employment agreements are summarized below.

We entered into employment agreements with three-year initial terms with our named executive officers with standard employment agreements. We entered into the employment agreement with Mr. Yunfei Li on March 1, 2016. On August 23, 2019, the Board of Directors appointed Ms. Xiangyu Pei as the Interim Chief Financial Officer, and we entered into the employment agreement with Ms. Xiangyu Pei for a three-year term. Each of our standard employment agreements is automatically extended by a year at the expiration of the initial term and at the expiration of every one-year extension, until terminated in accordance with the termination provisions of the agreements, which are described below.

Our standard employment agreement permits us to terminate the executive’s employment for cause, at any time, without notice or remuneration, for certain acts of the executive, including but not limited to a conviction or plea of guilty to a felony, negligence or dishonesty to our detriment and failure to perform agreed duties after a reasonable opportunity to cure the failure. An executive may terminate his employment upon one month’s written notice if there is a material reduction in his authority, duties and responsibilities or if there is a material reduction in his annual salary before the next annual salary review. Furthermore, we may terminate the executive’s employment at any time without cause by giving one month’s advance written notice to the executive officer. If we terminate the executive’s employment without cause, the executive will be entitled to a termination payment of up to three months of his or her then base salary, depending on the length of such executive’s employment with us. Specifically, the executive will receive salary continuation for: (i) one month following a termination effective prior to the first anniversary of the effective date of the employment agreement; (ii) two months following a termination effective prior to the second anniversary of the effective date; and (iii) three months following a termination effective prior to or any time after the third anniversary of the effective date. The employment agreements provide that the executive will not participate in any severance plan, policy, or program of the Company.

Our standard employment agreement contains customary non-competition, confidentiality, and non-disclosure covenants. Each executive officer has agreed to hold, both during and after the employment agreement expires or is earlier terminated, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment, any confidential information, technical data, trade secrets and know-how of our company or the confidential information of any third party, including our affiliated entities and our subsidiaries, received by us. The executive officers have also agreed to disclose in confidence to us all inventions, designs and trade secrets which they conceive, develop or reduce to practice and to assign all right, title and interest in them to us. In addition, each executive officer has agreed to be bound by non-competition restrictions set forth in his or her employment agreement. Specifically, each executive officer has agreed not to, while employed by us and for a period of one year following the termination or expiration of the employment agreement,

●	approach our clients, customers or contacts or other persons or entities, and not to interfere with the business relationship between us and such persons and/or entities;

●	assume employment with or provide services as a director for any of our competitors, or engage in any business which is in direct or indirect competition with our business; or

●	solicit the services of any of our employees.

Outstanding Equity Awards at Fiscal Year-End 2020

The following table sets forth the equity awards outstanding at December 31, 2020 for each of our named executive officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Yunfei Li, President, Chief Executive Officer						-	-	199,999	*	179,999

*	On June 30, 2015, Mr. Li was granted 30,000 restricted shares of the Company’s common stock, par value $0.001, under the 2015 Equity Incentive Plan of the Company (the “2015 Plan”). The restricted shares vest over a three-year period in 12 equal quarterly installments with the first vesting date on June 30, 2015. On April 19, 2016, pursuant to the 2015 Plan, the Company granted Mr. Li an aggregate of 150,000 restricted shares of the Company’s common stock. The restricted shares vest semi-annually in 6 equal installments over a three-year period with the first vesting on December 31, 2016. On August 23, 2019, pursuant to the 2015 Plan, the Company granted Mr. Li an aggregate of 400,000 restricted share units of the Company’s common stock. The share units vest semi-annually in 6 equal installments over a three-year period with the first vesting on September 30, 2019.

Compensation of Directors

On August 23, 2019, pursuant to the 2015 Plan, each of our independent directors was granted 20,000 restricted share units of the Company’s common stock. The share units vest semi-annually in 6 equal installments over a three year period with the first vesting on September 30, 2019.

The following table sets forth the total compensation earned by our non-employee directors during our fiscal year ended December 31, 2020:

	Fees Earned or
Name	Paid in Cash ($)	Stock Awards ($)	Total ($)
J. Simon Xue	20,000	6,000	26,000
Martha C. Agee	20,000	6,000	26,000
Jianjun He	20,000	6,000	26,000

We do not maintain a medical, dental or retirement benefits plan for the directors.

Except as disclosed in this proxy statement, we have not compensated, and will not compensate, our non-independent directors, Mr. Yunfei Li and Ms. Xiangyu Pei, for serving as our directors, although they are entitled to reimbursements for reasonable expenses incurred in connection with attending our board meetings.

The directors may determine remuneration to be paid to the directors with interested members of the Board refraining from voting. The Compensation Committee will assist the directors in reviewing and approving the compensation structure for the directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under U.S. securities laws, directors, certain executive officers and persons beneficially owning more than 10% of our Common Stock must report their initial ownership of the Common Stock, and any changes in that ownership, to the SEC. The SEC has designated specific due dates for these reports. Based solely on our review of copies of such reports filed with the SEC and written representations of our directors and executive offers, we believe that all persons subject to reporting filed the required reports on time in fiscal year 2020, except that one Form 3, covering one transaction, was filed late by Ping Shen.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

The Company borrowed from Mr. Yunfei Li, the Company’s CEO to fund its operation. These loans are unsecured, free of interest and repayable on demand. The balances were $212,470 and $278,739 as of December 31, 2019 and 2020, respectively.

In December 2019, the Company obtained banking facilities from China Everbright Bank Dalian Friendship Branch totaled RMB39.9 million (approximately $6.1 million) for a term until November 6, 2020, bearing interest at 5.655% per annum. The facility was secured by 100% equity in CBAK Power held by BAK Asia and buildings of Hubei BAK Real Estate Co., Ltd., which Mr. Yunfei Li, the Company’s CEO holding 15% equity interest. We repaid the bank loan of RMB39.9 million (approximately $6.1 million) in December 2020. Mr. Yunfei Li did not receive and is not entitled to receive any consideration for the above-referenced guarantees. We are not independently obligated to indemnify any of those guarantors for any amounts paid by them pursuant to any guarantee.

On April 27, 2020, we entered into a cancellation agreement with Mr. Yunfei Li, Asia EVK and Mr. Ping Shen, who loaned an aggregate of approximately $4.3 million to CBAK Power. Pursuant to the terms of the cancellation agreement, the creditors agreed to cancel the debt in exchange for an aggregate of 8,928,193 shares of common stock of the Company at an exchange price of $0.48 per share. According to the amount of loan, 2,062,619, 2,151,017 and 4,714,557 shares were issued to Mr. Yunfei Li, Asia EVK and Mr. Pin Shen, respectively. Upon receipt of the shares, the creditors released the Company from any claims, demands and other obligations relating to the debt.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

PROPOSAL 2. – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Centurion ZD CPA & Co. to serve as the Company’s independent auditors for the fiscal year ending December 31, 2021. We are asking our stockholders to ratify our company’s selection of Centurion ZD CPA & Co. as our independent registered public accountants at the Annual Meeting. Although ratification is not required by our amended and restated bylaws or otherwise, the Board of Directors is submitting the selection of Centurion ZD CPA & Co. to our stockholders for ratification as a matter of good corporate governance practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

We expect representatives of Centurion ZD CPA & Co. to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm’s Fees and Services

Audit Fees

Centurion ZD CPA & Co. has billed us $309,000 and $202,000 for the fiscal years ended December 31, 2020 and 2019, respectively, for professional services rendered for the audit of our annual financial statements, including reviews of the interim financial statements included in our quarterly reports on Form 10-Q and assistance with the Securities Act filings.

Audit-Related Fees

We did not engage our principal accountants to provide assurance or related services during the last two fiscal years.

Tax Fees

We did not engage our principal accountants to provide tax compliance, tax advice or tax planning services during the last two fiscal years.

All Other Fees

We did not engage our principal accountants to render services to us during the last two fiscal years, other than as reported above.

Pre-Approval Policies and Procedures

All auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor must be approved by the Audit Committee in advance, except non-audit services (other than review and attestation services) if such services fall within exceptions established by the SEC. The Audit Committee will pre-approve any permissible non-audit services to be provided by the Company’s independent auditors on behalf of the Company that do not fall within any exception to the pre-approval requirements established by the SEC. The Audit Committee may delegate to one or more members the authority to pre-approve permissible non-audit services, but any such delegate or delegates must present their pre-approval decisions to the Audit Committee at its next meeting. All of our accountants’ services described above were pre-approved by the Audit Committee or by one or more members under the delegate authority described above.

Required Vote

Ratification of Centurion ZD CPA & Co. as our Company’s independent registered public accountant for the fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the votes cast (meaning the number of shares of Common Stock voted “for” this proposal must exceed the number of shares of Common Stock voted “against” this proposal). Abstentions will have no effect on this proposal because an abstention does not count as a vote cast. There will be no broker “non-votes” for this proposal because brokers have discretion to vote the shares held for the beneficial owners.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” ratification of the selection of Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

PROPOSAL 3. – APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE THE COMPANY TO ISSUE 10,000,000 SHARES OF PREFERRED STOCK

On September 24, 2021, the Company’s Board of Directors approved, subject to receiving stockholder approval, an amendment to the Company’s Articles of Incorporation to authorize 10,000,000 shares of Preferred Stock, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Board from time to time. A copy of the Certificate of Amendment is attached herein as Appendix A to this proxy statement. If this proposal is approved by our stockholders, we intend to promptly file the Certificate of Amendment with the State of Nevada, which will become effective upon the filing.

Reasons for the Authorization of Blank Check Preferred Stock

The term “blank check” preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the board of directors of a company. The Board of Directors has the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any voting rights and (viii) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions.

Upon filing of the Certificate of Amendment with the Nevada Secretary of State, contingent upon receiving the approval of our stockholders, the Board of Directors will be able to authorize the designation and issuance of up to 10,000,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Board, with no further authorization by shareholders required for the creation and issuance thereof. When required by law and in accordance with the Nevada Revised Statutes of the State of Nevada (“Nevada Revised Statutes”), the Board of Directors will have the express authority to execute, acknowledge and file a certificate of designations setting forth, any and all powers, designations, preferences, rights, qualifications, limitations or restrictions on the Preferred Stock.

The Board believes that the authorization of shares of Preferred Stock is desirable because it will provide the Company with increased flexibility of action to meet future business requirements through equity financings or acquisition of other companies without the delay and expense on obtaining further shareholder approvals. The authorization of blank check preferred stock will also improve the Company’s ability to attract needed investment capital, as various series of the Preferred Stock may be customized to meet the needs of any particular transaction or market conditions.

Effects of the Authorization of Blank Check Preferred Stock

The issuance of shares of Preferred Stock may adversely affect the rights of the holders of Common Stock. If the Company issues Preferred Stock, such Preferred Stock will include certain designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, any of which may dilute the voting power and economic interest of the holders of the Common Stock. For example, in the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of Preferred Stock would dilute the earnings per share and book value per share of all outstanding shares of Common Stock. In addition, in a liquidation, the holders of the Preferred Stock may be entitled to receive a certain amount per share of Preferred Stock before the holders of the Common Stock receive any distribution. The holders of Preferred Stock may also be entitled to a certain number of votes per share of Preferred Stock and such votes may dilute the voting rights of the holders of Common Stock when the Company seeks to take corporate action. A series of Preferred Stock also may be convertible into shares of Common Stock. Furthermore, Preferred Stock could be issued with certain preferences over the holders of Common Stock with respect to dividends or the power to approve the declaration of a dividend.

The issuance of shares of Preferred Stock may also have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger. The issuance of shares of Preferred Stock in a public or private sale, merger or in a similar transaction may, depending on the terms of the series of Preferred Stock dilute the interest of a party seeking to take over the Company. Further, the authorized Preferred Stock could be used by the Board for adoption of a shareholder rights plan or “poison pill.”

There are currently no plans, arrangements, commitments or understandings for the issuance of Preferred Stock. The Board did not propose this amendment to the Articles of Incorporation of the Company for the purpose of discouraging mergers, tender offers, proxy contests, solicitation in opposition to management or other changes in control. We are not aware of any specific effort to accumulate our Common Stock or obtain control of us by means of a merger, tender offer, solicitation or otherwise. We have no present intention to use the creation of the blank check Preferred Stock in response to, or for the purpose of deterring, any effort to obtain control of the Company or as an anti-takeover measure.

No Dissenters’ Rights

Under the Nevada Revised Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of this proposal, and we will not independently provide holders with any such right.

Vote Required

Approval of the above proposal requires the affirmative vote of a majority of the outstanding voting power of our Common Stock as of the Record Date. Abstentions will have the same effect as a vote “against” the proposal. Broker “non-votes” will have the same effect as a vote “against” this proposal.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the approval of an amendment to the Articles of Incorporation to authorize the Company to issue 10,000,000 shares of preferred stock.

OTHER MATTERS

Our Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board of Directors may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board of Directors, who will determine whether they should be presented to the Board of Directors. The purpose of this screening is to allow the Board of Directors to avoid having to consider irrelevant or inappropriate communications.

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, 116450, China, no later than December 31, 2021. A proposal which is received after the applicable date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will furnish without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K with any amendments, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this Proxy Statement. A copy of our Annual Report on Form 10-K, with any amendments, is also made available on our website at www.cbak.com.cn after it is filed with the SEC.

October ______, 2021	By Order of the Board of Directors

/s/ Yunfei Li
Chairman

Appendix A

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: CBAK Energy Technology, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

Article IV is hereby deleted in its entirety and the following is substituted in lieu thereof:

CAPITAL STOCK

A. The total number of shares of all classes of stock that the corporation shall have authority to issue is FIVE HUNDRED AND TEN MILLION (510,000,000), consisting of FIVE HUNDRED MILLION (500,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”) and TEN MILLION (10,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

B. The Board of Directors of the corporation (the “Board of Directors”) is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock adopted by the Board of Directors, and as are not stated and expressed in these articles of incorporation or any amendment thereto.

C. The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of stockholders. The stockholders of Common Stock shall not possess cumulative voting rights at stockholder meetings called for the purpose of electing a Board of Directors. Each share of Common Stock shall be entitled to the same dividend and liquidation rights.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: _________________________

4.	Effective date and time of filing: (optional) Date:____________________ Time:___________________ (must not be later than 90 days after the certificate is filed)

5.	Signature: (required) ________________________ Signature of Officer

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

A-1

CBAK ENERGY TECHNOLOGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 6, 2021

Annual Meeting Proxy Card

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of CBAK ENERGY TECHNOLOGY, INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated ____, 2021, and hereby constitutes and appoints Mr. Yunfei Li, the Company’s Chairman, President and Chief Executive Officer, and Ms. Xiangyu Pei, the Company’s Interim Chief Financial Officer and a director, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on December 6, 2021 (the “Annual Meeting”), and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

The Board of Directors recommends that you vote FOR the following:

1.	Elect as Directors the nominees listed below:

01 Yunfei Li	FOR ☐	AGAINST ☐	ABSTAIN ☐
02 J. Simon Xue	FOR ☐	AGAINST ☐	ABSTAIN ☐
03 Martha C. Agee	FOR ☐	AGAINST ☐	ABSTAIN ☐
04 Jianjun He	FOR ☐	AGAINST ☐	ABSTAIN ☐
05 Xiangyu Pei	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends that you vote FOR the following:

2.	Ratify the selection of Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2021.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends that you vote FOR the following:

3.	Vote to approve an amendment to the Company’s Articles of Incorporation to authorize 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”) of the Company, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors from time to time.

FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or adjournments thereof.

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINATED DIRECTORS (PROPOSAL 1), “For” the ratification of the appointment of Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2), AND FOR THE APPROVal of AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE 10,000,000 SHARES OF PREFERRED STOCK, PAR VALUE $0.001 PER SHARE (“PREFERRED STOCK”) OF THE COMPANY, WHICH MAY BE ISSUED IN ONE OR MORE SERIES, WITH SUCH RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS AS SHALL BE FIXED BY THE COMPANY’S BOARD OF DIRECTORS FROM TIME TO TIME (PROPOSAL 3). IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING and any adjournment or adjournments thereof.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated _____, 2021, and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

If you are voting by mail, please sign, date and mail this proxy immediately in the enclosed envelope. You are also permitted and encouraged to vote online by following the instructions on the Notice of Internet Availability of Proxy Materials that was separately mailed to you.

Name

Name (if joint)

Date _____________, 2021

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope, if mailed in the United States.